UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2014
Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective August 15, 2014, Hydrocarb Energy Corporation (“we”, “us”, the “Company” and “Hydrocarb”) entered into a Credit Agreement (the “Credit Agreement”) as borrower, along with Shadow Tree Capital Management, LLC, as agent (the “Agent”), and certain lenders party thereto (the “Lenders”).  Pursuant to the Credit Agreement, the Lenders loaned us $4 million, which was represented by Term Loan Notes in an aggregate amount of $4,545,454 (the “Notes”), representing an original issue discount of 12%.  We also paid the Lenders a structuring fee of $90,909 equal to 2% of the principal amount of the Notes (the “Structuring Fee”) and agreed to reimburse the Lenders for all reasonable and documented fees, costs and expenses associated with the Credit Agreement, which totaled $172,824 in aggregate.  Finally, we paid ROTH Capital Partners, LLC, a placement fee of 5% of the total value of the Loans ($227,273), as placement agent and Gary W. Vick, a consulting fee of 1% of the face value of the Loans ($45,455) for consulting services rendered.  As a result of the payments above, the net amount of funding received from the Loans was $3,463,539.

We plan to use the funds raised in connection with the Credit Agreement to repay our existing senior note with Green Bank, pay administrative costs, lender fees and legal costs and fund the cost of resuming, increasing and sustaining oil and gas production, including well work and infrastructure improvements, at our Galveston Bay Fields (the “Oil and Gas Activities”).

Pursuant to the Credit Agreement, we have the right, at any time prior to the one year anniversary of the Credit Agreement, to borrow up to an additional $1,000,000 under the Credit Agreement (the “Additional Loan”), subject to certain pre-requisites and requirements as set forth in the Credit Agreement, including, but not limited to us raising $750,000 through the sale of equity subsequent to the closing of the transactions contemplated by the Credit Agreement (which we agreed to obtain within 150 days of the date of the Credit Agreement).  We also agreed to pay a 2% Structuring Fee on the Additional Loan. The proceeds of the Additional Loan may only be used for the Oil and Gas Activities.

The amount owed pursuant to the Notes (and any amount borrowed pursuant to the Additional Loan) is guaranteed by our wholly-owned subsidiary, Hydrocarb Corporation (“HC”) and its subsidiaries, and our other wholly-owned subsidiaries and is secured by a first priority security interest in substantially all of our assets (including, but not limited to the securities of our subsidiaries and HC and its subsidiaries) evidenced by a Guarantee and Collateral Agreement, various pledge agreements and a deed of trust providing the Agent, as agent for the Lenders, a security interest over our oil and gas assets and rights.

The Notes do not accrue any interest for the first nine months after their issuance date (August 15, 2014), provided thereafter they accrue interest at the rate of (a) 16% per annum where the average net monthly oil and gas production revenues of Galveston Bay Energy LLC, our wholly-owned subsidiary, for the trailing three month period (the “Trailing Three Month Revenues”) is less than $900,000; or (b) 14% per annum, where the Trailing Three Month Revenues are equal to or greater than $900,000, payable monthly in arrears through the maturity date of such Notes, August 15, 2016.  The Additional Loan, if any, will bear interest at the rate of 14% per annum, payable monthly in arrears, and will have the same maturity date as the Notes.  Upon the occurrence of an event of default, the Notes (and any amount outstanding under the Additional Loan) will bear interest at the rate of 24% per annum until paid in full.

We have the right to repay the Notes (and any amount borrowed in connection with the Additional Loan) at any time without penalty, provided that we provide the Lenders 15 days prior written notice of such planned repayment and repay not less than $250,000 of such obligations at a time.

Pursuant to the Credit Agreement, we agreed to issue the Lenders their pro rata share of (a) 60,000 restricted shares of common stock on the effective date of the Credit Agreement, August 15, 2014 (the “Effective Date”); (b) 32,500 restricted shares in the event any amount of the Loans (or other obligations outstanding under agreements entered into in connection with the Loans, the “Loan Documents”) are outstanding on the 12 month anniversary of the Effective Date; (c) 32,500 restricted shares in the event any amount is outstanding under the Loan Documents on the 18 month anniversary of the Effective Date; and (d) 25,000 restricted shares in the event any amount is outstanding under the Loan Documents on the 21 month anniversary of the Effective Date.  The shares are to be issued pursuant to the terms and conditions of a Stock Grant Agreement, pursuant to which each of the Lenders made certain representations to the Company regarding their financial condition and other items in order for the Company to confirm that an exemption from registration existed and will exist for such issuances.

The Credit Agreement contains customary representations, warranties, covenants and requirements for the Company to indemnify the Lenders, Agent and their affiliates.  The Credit Agreement also includes various covenants (positive and negative) binding upon the Company (and its subsidiaries), including but not limited to, requiring that the Company comply with certain reporting requirements, and provide notices of material corporate events and forecasts to Agent, and prohibiting us from (i) incurring any additional debt; (ii) creating any liens; (iii) making any investments; (iv) materially changing our business; (v) repaying outstanding debt; (vi) affecting a business combination, sale or transfer; (vii) undertaking transactions with affiliates; (viii) amending our organizational documents; (ix) forming subsidiaries; or (x) taking any action not in the usual course of business, in each case except as set forth in the Credit Agreement.

The Credit Agreement includes customary events of default for facilities of a similar nature and size as the Credit Agreement, including, but not limited to, if any breach or default occurs under the Loan Documents, the failure of the Company to pay any amount when due under the Loan Documents, if the Company (or its subsidiaries) is subject to any judgment in excess of $250,000 which is not discharged or stayed within 30 days, or if a change in control of the Company, any subsidiary or any guarantor should occur, defined for purposes of the Credit Agreement as any transfer of 25% or more of the voting stock of such entity.

The foregoing descriptions of the Credit Agreement, Stock Grant Agreement, Guarantee and Collateral Agreement and Notes do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, Stock Grant Agreement, Guarantee and Collateral Agreement and Notes, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and Notes is incorporated herein by reference.

Item 3.02	Unregistered Sales Of Equity Securities.

As described above in Item 1.01 of this Current Report, we issued 60,000 shares of restricted common stock of the Company to the Lenders pursuant to the Credit Agreement on August 15, 2014.

The issuance was exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended, since the foregoing issuance did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were “accredited investors”.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement dated as of August 15, 2014, by and among Hydrocarb Energy Corporation, as borrower, Shadow Tree Capital Management, LLC, as agent, and the Lenders thereto
10.2*	Stock Grant Agreement between Hydrocarb Energy Corporation and the Lenders dated August 15, 2014
10.3*	Guarantee and Collateral Agreement by Hydrocarb Energy Corporation and its subsidiaries in favor of the Lenders dated August 15, 2014
10.4*	$1,136,363 Term Loan Note dated August 15, 2014 payable to Quintium Private Opportunity Fund, LP
10.5*	$3,409,091 Term Loan Note dated August 15, 2014 payable to Shadow Tree Funding Vehicle A-Hydrocarb LLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 21, 2014	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Credit Agreement dated as of August 15, 2014, by and among Hydrocarb Energy Corporation, as borrower, Shadow Tree Capital Management, LLC, as agent, and the Lenders thereto
10.2*	Stock Grant Agreement between Hydrocarb Energy Corporation and the Lenders dated August 15, 2014
10.3*	Guarantee and Collateral Agreement by Hydrocarb Energy Corporation and its subsidiaries in favor of the Lenders dated August 15, 2014
10.4*	$1,136,363 Term Loan Note dated August 15, 2014 payable to Quintium Private Opportunity Fund, LP
10.5*	$3,409,091 Term Loan Note dated August 15, 2014 payable to Shadow Tree Funding Vehicle A-Hydrocarb LLC

* Filed herewith.